                                                                     EX-99.h.2.d

                         AMENDMENT TO SERVICES AGREEMENT

     This  Amendment  (the  "Amendment"),  made as of July 16, 2008,  amends the
Services  Agreement  dated as of March 12, 2008, as amended,  (the  "Agreement")
between  Citi  Fund  Services  Ohio,  Inc.  ("Citi")  and  Aberdeen  Funds  (the
"Company").  All  capitalized  terms used but not defined  herein shall have the meanings given to them in the Agreement.

     WHEREAS,  pursuant to the  Agreement,  Citi  provides,  among other things, transfer  agency  services to the  investment  portfolios of the Company (each a
"Fund"); and

     WHEREAS,  the  Company  wishes to have and to give  dealers  and  financial advisors associated with the Funds (collectively, "Users") internet-based access to certain  information  stored on Citi's mutual fund shareholder  recordkeeping system (the "Information").

     NOW THEREFORE,  the Company and Citi, intending to be legally bound hereby, agree as follows:

1.   CITI'S RESPONSIBILITIES

     Citi will provide access to  Information  through the services set forth on
Schedule  1 to  this  Amendment  as  amended  from  time to  time  (the  "Portal
Services").  As and when additional business requirements and new Portal Service features  emerge,  Citi  and the  Company  will  consult  with  one  another  on additional  features  and  deliverables,  and the fees to be  charged  for those features and deliverables.

     Upon  receipt of the  Company's  authorization,  Citi will begin  supplying
Information  through the Portal  Services as of the latest of (i) July 17th (ii)
the business day following  complete execution and delivery of this Agreement or
(iii) the business day immediately following receipt of such authorization. Citi will reasonably  assist the Company in the service  installation  and acceptance testing.

     Citi will provide to Users, during Citi's normal business hours,  telephone support regarding a User's proper and authorized use of the then-current  Portal
Services, provided that support with respect to Portal Services shall be limited to  Citi's  provision  of  Information  through  such  Portal  Service.  For any non-support-related assistance or consulting, the Company may contract with Citi for additional Professional Services at an agreed upon rate.

     The Portal Services are not subject to the disaster recovery  provisions of
Article 7 of the Agreement.

2.   COMPANY'S RESPONSIBILITIES

     The Company is  responsible  for entering into an agreement with any Portal
Service it wishes to make available to Users,  and for ensuring that such Portal
Service provides  appropriate  security measures.  The Company will provide,  or cause the relevant Portal Service to provide,  to Citi such  information as Citi requires to make Information available through the Portal Services.

     The  Company  shall be liable for the  misuse or  sharing of unique  system identifiers ("User IDs"), as well as passwords, issued to the Company and to the users  designated in writing to Citi by the Company (the "Users").  In the event of any misuse,  sharing or transfer of a User ID, Citi may  terminate  such User
IDs and/or this  Agreement  immediately.  The Company  shall  provide  Citi with prompt  written  notice of any  breach  of this  Agreement,  including,  without limitation,  any misuse or sharing of User IDs or misuse of the Portal  Services or Information.

     The  Company  will pay to Citi the fees  set  forth on  Schedule  2 to this
Amendment  (the  "Portal  Fees").  Schedule D to the  Agreement  is deemed to be amended to include the Portal Fees,  which are separate  and  additional  to the fees payable  under the  Agreement.  The Portal Fees shall be payable until such time as the Portal Services are terminated as provided herein.

     Information  furnished to a User as part of any Portal Service is furnished at the express  direction  of the  Company,  for  purposes of Articles 11 of the
Agreement.  The Company is solely  responsible  for ensuring that the release of
Information complies with applicable privacy and other laws and regulations.

3.   REPRESENTATIONS AND WARRANTIES

     (a) The  Company  represents  (i) that it has full power and  authority  to enter  into and  perform  this  Amendment,  (ii)  that this  Amendment,  and all information  relating thereto has been presented to and reviewed by the Board of
Trustees of the Company  (the  "Board"),  and (iii) that the Board has  approved this Amendment.

     (b) Citi  represents that it has full power and authority to enter into and perform this Amendment.

4.   MODIFIED STANDARD OF CARE AND INDEMNIFICATION

     Article 7 of the Agreement is modified as follows only as it relates to the
Portal Services: all uses of the word "negligence" set forth in Article 7 of the
Agreement are deleted and replaced with the words "gross negligence."

5.   TERMINATION

     Either  party may  terminate  one or more  Portal  Services  at any time by giving the other party at least 30 days' prior written notice.

6.   MISCELLANEOUS

     (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment  supersede all prior  negotiations,  understandings  and agreements  bearing  upon the  subject  matter  covered  herein,  including  any conflicting  provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

     (b) Except as  specifically  modified  or amended  by this  Amendment,  the rights and  obligations  of the parties  with regard to the Portal  Services are governed  by the  Agreement.

                                       2

Therefore,  unless specifically provided to the contrary,  all provisions of the
Agreement,  including  its  indemnification  provisions,  apply  to  the  Portal
Services.

     (c) Each  reference to the  Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the  parties are bound,  shall  hereafter  be  construed  as a reference  to the
Agreement as amended by this  Amendment.  Except as provided in this  Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification  to this  Amendment  shall  be valid  unless  made in  writing  and executed by both parties hereto.

     (d) Paragraph  headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

     (e) This Amendment may be executed in counterparts,  each of which shall be an original but all of which, taken together,  shall constitute one and the same agreement.

     (f) Schedules 1 and/or 2 may be amended at any time by  substitution  of an executed amended schedule without affecting the balance of this Amendment.

     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this
Amendment as of the date set forth above.

                                        CITI FUND SERVICES OHIO, INC.

                                        By:  /s/ Fred Naddaff
                                        Name: Fred Naddaff
                                        Title: President

                                        ABERDEEN FUNDS

                                        By:  /s/ Vincent J. Esposito
                                        Name:  Vincent J. Esposito
                                        Title:  President

                                       3

                                   SCHEDULE 1
                     TO THE AMENDMENT TO SERVICES AGREEMENT

                            Dated as of July 16, 2008

                                 Portal Services

1.       AdvisorCentral

Citi will  coordinate  access to the Funds such that  Users will have  access to mutual fund and shareholder account data, including  consolidated account views, total market value,  comprehensive  account detail,  transaction  history, and a
CDSC  simulator.  Specific  User IDs will be tagged for access to some or all of the above information for one or more shareholders and/or dealers.

Citi will facilitate obtaining User IDs for Company, Fund and Citi personnel, as well as  resolution  of any  system  interference  with data  access.  Citi will provide  appropriate  personnel to accept phone calls,  during regular  business hours, regarding problems with data access to Information.

Citi is not affiliated with AdvisorCentral, and is not responsible for errors or problems with the  AdvisorCentral  system,  but will coordinate on behalf of the
Company and Funds with AdvisorCentral to assist in resolving any such problems.

                                       4

                                   SCHEDULE 2
                     TO THE AMENDMENT TO SERVICES AGREEMENT

                            Dated as of July 16, 2008

                                      Fees

ADVISORCENTRAL

The  Company  will be  invoiced  for Citi's  out-of-pocket  expenses  it pays to
SunGard,  which will consist of telecommunication  and maintenance charges. Citi will  provide a copy of the  actual  SunGard  invoice to  Company  for  services rendered by SunGard on behalf of Company.

GENERAL

     I.   Professional Services

At  Company's  reasonable  request  and  subject to the  availability  of Citi's
personnel,   Citi  will  provide  consulting   services,   custom   modification
programming,  and general  support  services  relating  to Portal  Service at an agreed upon rate.

     II.  Invoicing

The Company will be invoiced  monthly for Portal  Services.  Portal Fees for any one Portal  Service  will be invoiced as separate  line items on the same single monthly  invoice along with other  Agreement fees and Portal Fees for each other
Portal  Service.  Citi will provide copies of the actual invoices from any third party providers for services  rendered by the third party providers on behalf of
Company.